EXHIBIT 26 (n) (2)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.

April 28, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:    Phoenix Life Variable Universal Life Account
       Phoenix Life Insurance Company
       Post Effective Amendment No. 14 to Registration Statement filed on
          Form N-6
       File Nos. 333-86921 and 811-04721

To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.


Very truly yours,



/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company